AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2005

Registration No. 333-121502

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT

Under
The Securities Act of 1933

VECTOR GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0949535 (I.R.S. Employer Identification Number)

100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard J. Lampen
Executive Vice President
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Mihanovic, Esq.
McDermott Will & Emery LLP
2049 Century Park East, 34th Floor
Los Angeles, California 90067
(310) 277-4110

     Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Opinion of McDermott Will & Emery LLP

EXPLANATORY NOTE

     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-121502) of Vector Group Ltd. is filed pursuant to Rule 462(d) under the Securities Act solely to add an exhibit to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits.

Exhibit
No.	Description
3.1**	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).

3.2**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).

3.3**	Bylaws of Vector (incorporated by reference to Exhibit 3.3 in Vector’s Form 10-K for the year ended December 31, 2003).

5**	Opinion of McDermott Will & Emery LLP.

8	Opinion of McDermott Will & Emery LLP regarding certain tax matters.

10.1**	Indenture, dated as of November 18, 2004, between Vector and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 in Vector’s Form 8-K dated November 23, 2004).

10.2**	Registration Rights Agreement, dated as of November 16, 2004, among Vector and the purchasers set forth therein (incorporated by reference to Exhibit 4.3 in Vector’s Form 8- K dated November 17, 2004).

12**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

23.2**	Consent of McDermott Will & Emery LLP (included in Exhibit 5).

23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 8).

24**	Power of Attorney (included on signature page).

25**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

**Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, and State of Florida, on May 31, 2005.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated on May 31, 2005.

/s/ Bennett S. LeBow* Bennett S. LeBow	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Joselynn D. Van Siclen Joselynn D. Van Siclen	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Henry C. Beinstein* Henry C. Beinstein	Director
/s/ Ronald J. Bernstein* Ronald J. Bernstein	Director
/s/ Robert J. Eide* Robert J. Eide	Director
/s/ Howard M. Lorber* Howard M. Lorber	Director
/s/ Jeffrey S. Podell* Jeffrey S. Podell	Director
/s/ Jean E. Sharpe* Jean E. Sharpe	Director
* By: /s/ Joselynn D. Van Siclen Joselynn D. Van Siclen	Attorney-in-Fact